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                                                                      EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In millions except per share amounts)

                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                1997           1996          1995
                                                                ----           ----          ----
                              BASIC
                              -----
Income from continuing operations                            $   428.8      $   557.5      $ 377.5
Preferred stock dividends, net of taxes                          (11.3)         (11.3)       (11.1)
                                                             ----------     ----------     --------
Income from continuing operations available to
common stockholders                                              417.5          546.2        366.4
Net income from discontinued operations                           11.1           22.5        134.6
Loss on disposal of discontinued operations                      (82.6)            --           --
Cumulative effect of change in accounting principle              (13.2)            --           --
                                                             ----------     ----------     --------
Net income available to common stockholders                  $   332.8      $   568.7      $ 501.0
                                                             ==========     ==========     ========
Weighted average shares outstanding                              143.7          144.7        146.1
                                                             ----------     ----------     --------
BASIC EARNINGS PER SHARE:
Income from continuing operations                            $     2.91     $     3.78     $   2.51
Income from discontinued operations                                0.07           0.15         0.92
Loss on disposal of discontinued operations                       (0.57)           --           --
Cumulative effect of change in accounting principle               (0.09)           --           --
                                                             ----------     ----------     --------
Net income                                                   $     2.32     $     3.93     $   3.43
                                                             ==========     ==========     ========
                             DILUTED
                             -------
Income from continuing operations                            $   428.8      $   557.5      $ 377.5
Adjustments to net income:
      Assumed additional cost if ESOP shares are fully
      converted net of certain tax benefits                       (2.4)          (2.7)        (3.2)
                                                             ----------     ----------     --------
Diluted income from continuing operations                        426.4          554.8      $ 374.3
Net income from discontinued operations                           11.1           22.5        134.6
Loss on disposal of discontinued operations                      (82.6)            --           --
Cumulative effect of change in accounting principle              (13.2)            --           --
                                                             ----------     ----------     --------
Diluted net income                                           $   341.7      $   577.3      $ 508.9
                                                             ==========     ==========     ========
Weighted average shares outstanding                              143.7          144.7        146.1
Add incremental shares representing:
      Shares issuable upon exercise of stock options based
        on year-end market price                                   1.4             .8           .7
      Performance incentive shares issuable based on
        year-end market price                                       .2             .1           .2
      Shares issuable upon conversion of ESOP shares               4.0            4.2          4.3
                                                             ----------     ----------     --------
Weighted average number of shares as adjusted                    149.3          149.8        151.3
                                                             ==========     ==========     ========
DILUTED EARNINGS PER SHARE:
Income from continuing operations                            $     2.85     $     3.70     $   2.47
Income from discontinued operations                                0.07           0.15         0.89
Loss on disposal of discontinued operations                       (0.55)            --           --
Cumulative effect of change in accounting principle               (0.08)            --           --
                                                             ----------     ----------     --------
Net income                                                   $     2.29     $     3.85     $   3.36
                                                             ==========     ==========     ========
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